Exhibit 9(b)

As of September 30, 2025

APPENDIX A
TO
CUSTODIAN AGREEMENT
BETWEEN
STATE STREET BANK AND TRUST COMPANY AND
EACH OF THE INVESTMENT COMPANIES
DATED DECEMBER 18, 2006 (the “Agreement”)

Trust	Fund
Stand-Alone Trusts	Massachusetts Investors Trust

Closed End Funds	MFS Charter Income Trust
MFS Government Markets Income Trust
MFS High Income Municipal Trust
MFS High Yield Municipal Trust
MFS Intermediate High Income Fund
MFS Intermediate Income Trust
MFS Investment Grade Municipal Trust
MFS Multimarket Income Trust
MFS Municipal Income Trust

MFS Series Trust I	MFS Core Equity Fund
MFS Low Volatility Equity Fund
MFS Low Volatility Global Equity Fund
MFS New Discovery Fund
MFS Research International Fund
MFS Technology Fund
MFS U.S. Government Cash Reserve Fund
MFS Value Fund

MFS Series Trust IV	MFS Blended Research Emerging Markets Equity Fund
MFS Blended Research International Equity Fund
MFS Global New Discovery Fund
MFS U.S. Government Money Market Fund

MFS Series Trust VII	MFS Equity Income Fund

MFS Series Trust IX	MFS Inflation-Adjusted Bond Fund

MFS Series Trust X	MFS Aggressive Growth Allocation Fund
MFS Blended Research Growth Equity Fund
MFS Blended Research Small Cap Equity Fund
MFS Blended Research Value Equity Fund
MFS Conservative Allocation Fund
MFS Emerging Markets Debt Fund
MFS Emerging Markets Debt Local Currency Fund
MFS Emerging Markets Equity Fund
MFS Growth Allocation Fund
MFS International Diversification Fund
MFS International Growth Fund

As of September 30, 2025

MFS International Intrinsic Value Fund
MFS Managed Wealth Fund
MFS Moderate Allocation Fund

MFS Series Trust XI	MFS Blended Research Core Equity Fund
MFS Mid Cap Value Fund

MFS Series Trust XII	MFS Lifetime Income Fund
MFS Lifetime 2025 Fund
MFS Lifetime 2030 Fund
MFS Lifetime 2035 Fund
MFS Lifetime 2040 Fund
MFS Lifetime 2045 Fund
MFS Lifetime 2050 Fund
MFS Lifetime 2055 Fund
MFS Lifetime 2060 Fund
MFS Lifetime 2065 Fund

MFS Series Trust XIII	MFS Global Real Estate Fund
MFS New Discovery Value Fund

MFS Series Trust XV	MFS Commodity Strategy Fund

MFS Active Exchange Traded Funds Trust	MFS Active Core Plus Bond ETF*
MFS Active Growth ETF*
MFS Active Intermediate Muni Bond ETF*
MFS Active International ETF*
MFS Active Mid Cap ETF*
MFS Active Value ETF*
MFS Blended Research Core Equity ETF*
MFS Blended Research Emerging Markets Equity ETF*
MFS Blended Research International Equity ETF*
MFS Variable Insurance Trust	MFS Global Equity Series
MFS Growth Series
MFS Investors Trust Series
MFS Mid Cap Growth Series
MFS New Discovery Series
MFS Research Series
MFS Total Return Bond Series
MFS Total Return Series
MFS Utilities Series
MFS Value Series

MFS Variable Insurance Trust II	MFS Blended Research Core Equity Portfolio
MFS Core Equity Portfolio
MFS Corporate Bond Portfolio
MFS Emerging Markets Equity Portfolio
MFS Global Governments Portfolio
MFS Global Growth Portfolio
MFS Global Research Portfolio
MFS Global Tactical Allocation Portfolio

As of September 30, 2025

MFS Government Securities Portfolio
MFS High Yield Portfolio
MFS Income Portfolio
MFS International Growth Portfolio
MFS International Intrinsic Value Portfolio
MFS Massachusetts Investors Growth Stock Portfolio
MFS Research International Portfolio
MFS Technology Portfolio
MFS U.S. Government Money Market Portfolio

MFS Variable Insurance Trust III	MFS Blended Research Small Cap Equity Portfolio
MFS Conservative Allocation Portfolio
MFS Global Real Estate Portfolio
MFS Growth Allocation Portfolio
MFS Inflation-Adjusted Bond Portfolio
MFS Limited Maturity Portfolio
MFS Mid Cap Value Portfolio
MFS Moderate Allocation Portfolio
MFS New Discovery Value Portfolio

Stand-Alone Corporation	MFS Commodity Strategy Portfolio^

*ETF Client

IN WITNESS WHEREOF, each of the parties has caused this Appendix A to be executed in its name and behalf on the day and year first above written.

Each of the Investment Companies listed on this Appendix A, on Behalf of Each of Their Respective Portfolios (except MFS Commodity Strategy Portfolio)

By:	Digitally signed by Bohane, Christopher R Date: 2025.09.22 11:33:22 -04’00’
Name: Christopher R. Bohane
Title: Assistant Secretary

STATE STREET BANK AND TRUST COMPANY

By:
Name: Eruch A. Mody
Title: Senior Vice President

^MFS Commodity Strategy Portfolio is organized under the laws of the Cayman Islands and is wholly-owned by MFS Commodity Strategy Fund, a series of MFS Series Trust XV. State Street Bank and Trust Company and MFS Commodity Strategy Portfolio acknowledge and agree that MFS Commodity Strategy Portfolio is not registered as an open-end or a closed-end management company under the Investment Company Act of 1940 (the “1940 Act”), but nevertheless MFS Commodity Strategy Portfolio has requested, and State Street Bank and Trust Company has agreed, to provide services pursuant to the Agreement as if MFS Commodity Strategy Portfolio were registered under the 1940 Act. MFS Commodity Strategy Portfolio and State Street Bank and Trust Company further agree that the principal client facing team responsible for approving and finalizing the corporate records and books of account for MFS Commodity Strategy Portfolio will be based in Kansas City, Missouri.